REAL ESTATE PURCHASE AND SALE AGREEMENT WITH ESCROW INSTRUCTIONS

Dated as of

January 22, 2021

By and Between

Perma-Pipe Inc., a Delaware corporation,

As Seller

and

Winkler Properties, LP, a California limited partnership,

As Purchaser

regarding

<Perma-Pipe>

APN: 095058G A 00200

Commonly known as

1310 QUARLES DR, LEBANON, TN 37087-2551

REAL ESTATE PURCHASE AND SALE AGREEMENT WITH ESCROW INSTRUCTIONS

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT WITH ESCROW INSTRUCTIONS (“Agreement”) is dated as of January 22, 2021 (“Effective Date”), and is entered into by and between Perma-Pipe Inc., a Delaware corporation (“Seller”), and Winkler Properties, LP, a California limited partnership (“Purchaser”). As used herein the term “Buyer” shall mean Purchaser or its Permitted Assign (as defined in this Agreement).

RECITALS

WHEREAS, Seller is the owner of the land and improvements, including eight (8) buildings located on the Real Property (as defined below), as further described on Exhibit “A” attached hereto.

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property (as defined in this Agreement), subject to the terms and conditions of this Agreement and the exhibits attached hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.         Definitions. When used in this Agreement and the exhibits attached hereto, the following terms shall have the following meanings unless otherwise specifically defined. The singular shall include the plural and the masculine gender shall include the feminine and the neuter unless otherwise required by the context.

“Additional Title Policy Charge” shall have the meaning set forth in Paragraph 11 of this Agreement.

“Anti-Terrorism Laws” shall mean any laws related to terrorism or money laundering, including Executive Order 13224 and the USA Patriot Act, and any regulations promulgated under either of them.

“Authorities” means any governmental or quasi-governmental body or agency having jurisdiction over the Property and/or Seller including, without limitation, the State, the City and the County.

“Broker” shall mean Kwekel Companies.

“Buyer’s Title Notice” shall have the meaning set forth in Paragraph 8(a) of this Agreement.

“Cash Equivalent” shall mean a wire transfer of funds or other good and immediately available funds.

“City” shall mean the city in which the Real Property is located.

“Closing” shall have the meaning set forth in Paragraph 17 of this Agreement.

“Closing Date” shall mean the date of the Closing.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contingency Expiration Date” shall mean the date which is thirty (30) days after the later of: (a) the Opening of Escrow; or (b) the date that Buyer receives all of the Property Files.

“County” shall mean the county in which the Real Property is located.

“Deposit” shall have the meaning set forth in Paragraph 4 of this Agreement.

“Endorsements” shall have the meaning set forth in Paragraph 11 of this Agreement.

“Escrow Agent” shall mean Fidelity National Title Company of Newport Beach, California.

“General Assignment” shall mean a General Assignment and Bill of Sale in the form of Exhibit “E” attached hereto.

“General Warranty Deed” shall mean a deed in the form of Exhibit “B” attached hereto.

“Governmental Regulations” means any laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous waste, occupational health and safety, water, earthquake hazard reduction, and building and fire codes) of the Authorities bearing on the construction, alteration, rehabilitation, maintenance, use, operation or sale of the Property.

“Hazardous Materials” shall mean asbestos, any petroleum fuel and any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state where the Property is located or the United States Government, including, but not limited to, any material or substance defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material” or “toxic pollutant” under state law and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq.

“Improvements” shall mean all of the buildings, structures and improvements located upon the Real Property, including, without limitation, the eight (8) buildings located upon the Real Property.

“Intangibles” shall mean, to the extent assignable by and in the possession or control of Seller: (i) any and all permits, licenses, certificates of occupancy and the like relating to the Property; (ii) any and all bonds, warranties, and guaranties relating to the Property; (iii) any and all third party site plans, surveys, environment, soil and substrata studies or assessments, plans and specifications, engineering plans and drawings, landscaping plans or other plans, diagrams or studies of any kind relating to the Property; (iv) books and records relating to the Property; and (v) any and all goodwill or other intangible property directly relating to the Property.

“Lease” shall mean that certain Lease by and between Buyer, as landlord and Seller, as tenant, in the form of Exhibit “D” attached hereto.

“Opening of Escrow” shall mean the date that both (i) a fully executed copy of this Agreement and (ii) the Deposit have been delivered to Escrow Agent.

“Outside Closing Date” shall have the meaning set forth in Paragraph 17 of this Agreement.

“Permitted Assign” shall mean any subsidiary or affiliate of Purchaser which is under common majority ownership and control with Purchaser, or, with the prior written consent of Seller, any other person or entity.

“Permitted Exceptions” shall mean all items and matters identified as a “Permitted Exception” in Paragraph 8(a) of this Agreement.

“Personal Property” shall mean the mechanical systems, fixtures, equipment and other items of tangible personal property placed or installed on or about the Real Property or the Improvements and which are owned by Seller and used as a part of the Property, including, without limitation, all heating, ventilation and air conditioning compressors, engines, systems and equipment; any and all elevators, electrical fixtures, systems and equipment; all plumbing fixtures, systems and equipment; and all keys. Personal Property shall exclude Seller Removable Property.

“Prohibited Person” shall mean (i) a person or entity subject to the provisions of Executive Order 13224; (ii) a person or entity owned or controlled by, or acting for or on behalf of, an entity subject to the provisions of Executive Order 13224; (iii) a person or entity with whom Seller or Buyer (as applicable) is prohibited from dealing by any of the Anti-Terrorism Laws; (iv) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control; or (v) a person or entity that is affiliated with a person or entity described in clauses (i) through (iv) of this definition, if an entity existing in the United States is prohibited from doing business with such affiliated person or entity.

“Property” shall mean the Real Property, the Improvements, the Personal Property, and the Intangibles.

“Property Files” shall have the meaning set forth in Paragraph 8(b) of this Agreement.

“Purchase Price” shall mean the monetary consideration specified in Paragraph 3 of this Agreement.

“Real Property” shall mean that certain real property, located in the County and State, and further described on Exhibit “A” attached hereto and incorporated herein by reference.

“Rejected Exceptions” shall have the meaning set forth in Paragraph 8(a) of this Agreement.

“Representatives” shall mean, with respect to any person or entity, the direct and indirect directors, principals, officers, partners, members, shareholders, agents, contractors, employees, lawyers, accountants, advisors, asset managers, consultants, and other representatives of such person or entity, and its prospective lenders and investors.

“Seller Removable Property” shall include any personal property of the Seller, including fixtures, furniture, appliances, merchandise, tools, supplies, inventories, furnishings, equipment and other items of tangible personal property placed or installed on or about the Real Property or the Improvements and which are owned or rented by Seller and used as a part of or in connection with the sale of the goods or services provided by the Seller from the Real Property.

“Seller’s Title Notice” shall have the meaning set forth in Paragraph 8(a) of this Agreement.

“Service Contracts” shall mean all service, equipment, supply, management, maintenance, utility, listing and other operating contracts relating to the Property.

“State” shall mean the state in which the Real Property is located.

“Survey” shall mean the new or updated survey, if any, of the Real Property and Improvements obtained by Buyer.

“Threshold Amount” shall mean an amount equal to the product of (a) three percent (3%) times (b) the Purchase Price.

“Title Commitment” shall have the meaning set forth in Paragraph 8(a) of this Agreement.

“Title Company” shall mean Fidelity National Title Company of Newport Beach, California.

“Title Policy” shall have the meaning set forth in Paragraph 9(a)(ii) of this Agreement.

“Title Requirements” shall mean those requirements set forth in the Title Commitment which are to be performed or otherwise satisfied as a condition to the issuance of the Title Policy by the Title Company.

2.         Purchase and Sale. Seller hereby agrees to assign, sell, transfer and convey the Property to Buyer, and Buyer hereby agrees to purchase, accept and acquire the Property from Seller, subject to the terms and provisions of this Agreement and the exhibits attached hereto.

3.         Price. The total Purchase Price to be paid by Buyer to Seller for the Property shall be the sum of Ten Million Four Hundred Thousand Dollars ($10,400,000.00), subject to adjustments, credits and prorations as set forth in this Agreement. Upon the Closing, Seller acknowledges and agrees to pay to Core Realty Holdings Mgmt., Inc. an acquisition fee in the sum of Four Hundred Thousand Dollars ($400,000.00) from Seller's Closing proceeds.

4.         Payment of Purchase Price. The Purchase Price shall be payable as follows:

(a)         Deposit. Within three (3) business days after execution and delivery of this Agreement by all parties hereto, Buyer shall deposit with Escrow Agent cash or Cash Equivalent in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (“Deposit”).

(b)         Intentionally Omitted.

(c)         Cash Balance. On or before the Closing Date, Buyer shall deposit with Escrow Agent additional cash or Cash Equivalent equal to the sum of (i) the amount of the Purchase Price minus (ii) the amount of the Deposit plus (iii) the amount of Buyer’s share of expenses plus (or minus) (iv) the amount of adjustments, credits and prorations due from (or owed to) Buyer in accordance with Paragraph 13 of this Agreement.

(d)         Interest. While held by the Escrow Agent, upon the request and at the direction of Buyer, the Deposit shall be placed in an interest-bearing account under Buyer’s taxpayer identification number with all interest accruing to Buyer, and all interest so earned in connection with the Deposit shall be deemed a part of the Deposit.

(e)         Deposit Refundability. The Deposit shall remain refundable to Buyer if this Agreement is terminated in accordance with the provisions of this Agreement on or before the Contingency Expiration Date. After the Contingency Expiration Date, the entire Deposit shall be nonrefundable, unless this Agreement is terminated in accordance with the provisions of this Agreement, including, without limitation, Paragraphs 8(a), 9, 15, 19(a) and/or 20 of this Agreement. The Deposit shall be credited to Buyer and applied toward payment of the Purchase Price upon the Closing.

5.         General Warranty Deed. At the Closing, fee simple title to the Property shall be conveyed to Buyer by Seller by the General Warranty Deed and the other documents to be delivered under this Agreement.

6.         Delivery of Agreement; Failure of the Opening of Escrow. A fully executed copy of this Agreement shall be delivered to the Escrow Agent by Seller or Buyer, and this Agreement shall, thereupon, constitute escrow instructions.

7.         Operation of Property Through Closing. From the Opening of Escrow until the Closing (or earlier termination of this Agreement):

(a)         Seller hereby agrees, through and including the Closing and at Seller’s sole cost and expense, to (i) keep all existing insurance policies affecting the Property in full force and effect, (ii) make all regular payments of interest and principal on any existing financing, (iii) provide all services and to continue to operate, manage and maintain the Property (including mechanical equipment of every kind used in the operation thereof) in such condition so that the Property shall be in the same condition on the Closing as on the date hereof, reasonable wear and tear excepted, and (iv) comply with all governmental regulations.

(b)         Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein. Notwithstanding the foregoing, Seller may replace depreciated Personal Property in a commercially reasonable manner.

(c)         Seller shall not enter into any new Service Contracts, except in each case as may be reasonably necessary to protect the health or safety of individuals or the preservation of the Property. Seller shall retain all new Service Contracts and shall remain liable for all of the obligations under any new Service Contracts.

(d)         Seller hereby agrees that Seller shall not enter into any leases or any other obligations or agreements affecting the Property.

8.         Title; Property Files; Buyer’s Inspection Rights.

(a)         Title.

(i)         Commitment. Within five (5) business days after the Opening of Escrow, the Title Company shall issue and deliver to Buyer a commitment to insure the Real Property to be conveyed hereunder (“Title Commitment”, as further defined in Paragraph 8(a)(vi) of this Agreement). Title Company shall provide Buyer with copies of all recorded documents shown as exceptions to title on the Title Commitment.

(ii)         Title Notices. Within ten (10) business days following the receipt by Buyer of the Title Commitment and all underlying exception documents, Buyer shall notify Seller in writing (the “Buyer’s Title Notice”) as to which items, if any, disclosed in the Title Commitment are not acceptable to Buyer. Within five (5) business days following Seller’s receipt of Buyer’s Title Notice, Seller shall notify Buyer (“Seller’s Title Notice”) that, with respect to each matter objected to in Buyer’s Title Notice: (A) it shall take such actions as may be reasonably necessary to eliminate such matter as an exception in the Title Commitment; or (B) it shall not take any or all of the actions identified in Buyer’s Title Notice with respect to such matter. Except to the extent Seller’s Title Notice expressly states that Seller will take an action with respect to a matter identified in Buyer’s Title Notice (or if Seller fails to deliver Seller’s Title Notice within such five (5) business day period), then Seller shall be deemed to have elected clause (B) of this Paragraph 8(a)(ii).

(iii)         Rejected Exception. As used in this Paragraph 8(a), the term “Rejected Exception” means a matter which is both: (x) expressly objected to in Buyer’s Title Notice (to the extent of such objection); and (b) expressly agreed to be eliminated in Seller’s Title Notice (to the extent of such agreement). Notwithstanding anything contained herein to the contrary, “Rejected Exceptions” include: (1) all mortgages, deeds of trust and related UCC financing statements against the Property; (2) all mechanic’s and/or materialman’s liens created by or through Seller; (3) any and all judgment liens against Seller; (4) any exception or lien recorded by or with the express written consent of Seller after the Effective Date; and (5) any other lien evidencing or securing amounts borrowed by Seller in connection with the ownership, acquisition, financing or use of the Property.

(iv)         Title Contingency. In the event Buyer fails to timely deliver Buyer’s Title Notice, then Buyer shall be deemed to have waived all title objections to matters shown in the Title Commitment, except the Rejected Exceptions. If Buyer has timely delivered Buyer’s Title Notice and Seller elects (or is deemed to have elected) to proceed (in whole or in part) in accordance with clause (B) of Paragraph 8(a)(ii) of this Agreement, then Buyer shall have until the Contingency Expiration Date to terminate this Agreement by delivering written notice thereof to Seller and Escrow Agent, in which case the Deposit shall be delivered to the Buyer and the provisions of Paragraph 9(c) of this Agreement shall govern. If Buyer shall fail to provide Seller and Escrow Agent with written notice of termination on or before the Contingency Expiration Date, then Buyer shall be deemed to have waived all of its title objections (except with respect to the Rejected Exceptions).

(v)         Title Policy. Each item and matter revealed by the Title Commitment (other than the Rejected Exceptions) shall be a “Permitted Exception” under this Agreement. At Closing, the Title Policy (as further defined in Paragraph 9(a)(ii) of this Agreement) shall be as described in the Title Commitment (but free of each Rejected Exception), subject to the provisions of this Paragraph 8(a). Buyer shall satisfy or eliminate, on or before the Closing Date, those Title Requirements to be performed or otherwise satisfied by Buyer. Seller shall satisfy or eliminate, on or before the Closing Date, those Title Requirements to be performed or otherwise satisfied by Seller. If Seller fails to eliminate or satisfy, on or before the Closing Date, any Rejected Exception or Title Requirement, then Buyer shall have the rights and remedies set forth in Paragraph 19(a) below.

(vi)         Supplemental Title Commitment. In the event the Title Company issues one or more supplemental Title Commitments, the “Title Commitment” shall be deemed amended to incorporate the changes reflected in such supplemental Title Commitments. Notwithstanding the foregoing, Buyer shall have five (5) business days following receipt by Buyer of a supplemental Title Commitment to deliver a supplemental Buyer’s Title Notice with respect to any new item not shown on either the Title Commitment or any existing survey delivered to Buyer as part of the Property Files. Within two (2) business days following Seller’s receipt of the supplemental Buyer’s Title Notice, Seller shall provide Buyer with a supplemental Seller’s Title Notice. If Buyer has timely delivered a supplemental Buyer’s Title Notice and Seller elects (or is deemed to have elected) to proceed (in whole or in part) in accordance with clause (B) of Paragraph 8(a)(ii) of this Agreement, then Buyer shall have until the earlier of (a) the Closing Date and (b) ten (10) calendar days following receipt by Buyer of a supplemental Title Commitment to terminate this Agreement by delivering written notice thereof to Seller and Escrow Agent, in which case the Deposit shall be delivered to the Buyer and the provisions of Paragraph 9(c) of this Agreement shall govern.  If Buyer shall fail to provide Seller and Escrow Agent with written notice of termination on or before such date, then Buyer shall be deemed to have waived all of its objections to the items appearing in such supplemental Title Commitment (except with respect to the Rejected Exceptions). Except as expressly modified herein, the provisions of Paragraph 8(a) of this Agreement, including, without limitation, the timing and effect of any notices to be delivered and the effect of any failure to deliver same, shall govern with respect to any such additional Buyer’s Title Notice.

(vii)         Survey Matters. Buyer shall have until the date Buyer’s Title Notice is due under Paragraph 8(a)(ii) of this Agreement to review and approve or disapprove of any survey of the Property delivered by Seller to Buyer as part of the Property Files, and any such objections shall be treated in the same manner as objections to matters shown on the Title Commitment as set forth in Paragraph 8(a)(ii)-(v) of this Agreement. With regard to the Survey obtained by Buyer, Buyer shall have until the earlier of (A) ten (10) business days after its receipt of the Survey or (B) the Contingency Expiration Date to deliver an additional Buyer’s Title Notice with respect to any matter that is shown on the Survey. The provisions of Paragraph 8(a) of this Agreement, including, without limitation, the timing and effect of any notices to be delivered and the effect of any failure to deliver same, shall govern with respect to any such additional Buyer’s Title Notice.

(b)         Documents and Materials To Be Made Available to Buyer. Within five (5) business days after the Opening of Escrow, Seller will make available to Buyer the Property Files (as defined in this Paragraph 8(b)) of Seller. To the extent Seller currently possesses or controls the same, the “Property Files” are defined as the items set forth on Exhibit “F” attached hereto.

(c)         Buyer’s Inspection Rights. From the Opening of Escrow and until the Closing or earlier termination of this Agreement, Buyer shall be provided with access to the Property and shall be permitted to inspect and examine the Property upon reasonable advance notice to Seller. Buyer and its Representatives shall have the right to conduct one or more “walk throughs” of the Property. It is understood and agreed that Buyer shall be responsible to perform such inspections and other examinations of the Property as Buyer deems necessary or desirable (including, without limitation, any tests, studies, investigations, inspections and other examinations of physical and environmental conditions of the Property). Buyer shall restore the Property to its original condition promptly after completing each such test, study, investigation, inspection and other examination. Buyer’s foregoing agreement shall survive any termination of this Agreement and shall survive Closing and the delivery of the General Warranty Deed at Closing.

(d)         Buyer’s Termination Right; Indemnity. Buyer may, for any reason or no reason, terminate this Agreement by delivering written notice thereof to Seller and Escrow Agent on or before the Contingency Expiration Date, in which event the Deposit shall be delivered to the Buyer and the provisions of Paragraph 9(c) of this Agreement shall govern. If Buyer shall fail to provide Seller and Escrow Agent with written notice of approval on or before the Contingency Expiration Date, then Buyer shall be deemed to have elected to terminate this Agreement, in which case neither party shall have any further liability or obligation to perform under the Agreement, and Escrow Agent shall promptly return the Deposit to Buyer. Seller shall terminate the existing management agreement for the Property, if any, effective as of (or prior to) the Closing Date. Seller shall retain the Service Contracts and shall remain liable for all of the obligations under the Service Contracts. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all losses, costs, claims or damages suffered or incurred by Seller arising from all Buyer investigations, but excluding any preexisting conditions, any losses, costs, claims or damages arising out of the discovery or disclosure of the Property’s condition and/or any losses, costs, claims or damages arising out of the negligence or willful misconduct of Seller or its representatives, and this indemnity provision shall survive the cancellation or termination of this Agreement by Buyer for any reason.

9.         Conditions to the Closing.

(a)         Conditions Precedent to Buyer’s Obligations. The Closing and Buyer’s obligation to consummate the transactions contemplated by this Agreement and the exhibits attached hereto are subject to the satisfaction of the following conditions (which can be waived by Buyer):

(i)         Seller’s delivery of the items described in Paragraph 10(a) of this Agreement, not later than the Closing Date (unless otherwise provided).

(ii)         Title Company’s issuance or irrevocable commitment to issue on or before the Closing Date, an Extended Coverage Title Policy and Endorsements, in the amount of the Purchase Price, insuring Buyer as the fee simple owner of the Real Property to be conveyed hereunder, subject to the Permitted Exceptions.

(iii)         As of the Closing, there shall have been no material adverse changes in the physical or financial condition of the Property.

(iv)         Seller’s representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing, and Seller shall have otherwise performed in all material respects its obligations under this Agreement which are required to be performed by Seller prior to the Closing Date.

(v)         The conditions set forth in this Paragraph 9(a) are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing to Seller. The waiver by Buyer of any condition shall not relieve Seller of any liability or obligation with respect to any representation, warranty, covenant or agreement of Seller.

(b)         Conditions Precedent to Seller’s Obligations. The Closing and Seller’s obligation to consummate the transactions contemplated by this Agreement and the exhibits attached hereto are subject to the satisfaction of the following conditions (which can be waived by Seller):

(i)         Buyer’s delivery to Escrow Agent on or before the Closing Date, for disbursement as provided herein, of the Purchase Price (with credit for the Deposit), plus Buyer’s share of costs (as set forth in Paragraph 12 of this Agreement), plus or minus prorations (as set forth in Paragraph 13 of this Agreement) and the other sums, documents and materials described in Paragraph 10(b) of this Agreement.

(ii)         Buyer’s representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing, and Buyer shall have otherwise performed in all material respects its obligations under this Agreement which are required to be performed by it prior to the Closing Date.

(iii)         The conditions set forth in this Paragraph 9(b) are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing to Buyer. The waiver by Seller of any condition shall not relieve Buyer of any liability or obligation with respect to any representation, warranty, covenant or agreement of Buyer.

(c)         Failure of Conditions to Closing. If any of the conditions set forth in Paragraphs 9(a) or 9(b) of this Agreement are not timely satisfied or waived, or if this Agreement is otherwise terminated in accordance with the terms of this Agreement, then:

(i)         This Agreement and the rights and obligations of Buyer and Seller hereunder shall terminate, and this Agreement shall be of no further force or effect, except for those matters which, by the express terms of this Agreement, survive the termination of this Agreement; and

(ii)         All documents deposited by Buyer shall be promptly returned by or through Escrow Agent to Buyer, and all documents deposited by Seller shall be promptly returned by or through Escrow Agent to Seller; and

(iii)         Except in the event that either Buyer or Seller is in default under this Agreement (in which case the provisions of Paragraph 19 of this Agreement shall apply), Escrow Agent is hereby instructed to promptly return to Buyer all funds (including the Deposit and interest thereon) and documents deposited by it, and to Seller all funds and documents deposited by it (less, the amount of any cancellation charges required to be paid by such party under Paragraph 9(d)).

(d)         Fees and Expenses. If this Agreement terminates because of the non-satisfaction of any condition to Closing, the fees and expenses of the Escrow Agent and/or the Title Company shall be borne one-half (1/2) by Seller and one-half (1/2) by Buyer (except in the event that either Buyer or Seller are in default under this Agreement, in which case the defaulting party shall pay the entire amount of such fees and expenses).

10.         Deliveries to Escrow Agent.

(a)         Seller’s Deliveries. Seller hereby covenants and agrees to deliver or cause to be delivered to Escrow Agent, in the number of original counterparts requested by Escrow Agent, on or before the Closing Date the following instruments and documents, the delivery of each of which shall be a condition to Closing:

(i)         General Warranty Deed. The General Warranty Deed, duly executed and acknowledged by Seller.

(ii)         Non-Foreign Certificate. A Non-Foreign Certificate, duly executed by Seller (or, where appropriate, Seller’s parent entity) in the form of Exhibit “C” attached hereto.

(iii)         Lease. The Lease, duly executed by Seller, as tenant.

(iv)         General Assignment. The General Assignment, duly executed by Seller.

(v)         Affidavits. Any affidavits or mechanic’s lien indemnifications as may be reasonably requested by the Title Company in order to issue the Title Policy.

(vi)         Proof of Authority. Such proof of Seller’s authority and authorization to enter into this Agreement and the documents to be executed and delivered in connection herewith, and the transactions contemplated hereby and thereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company.

(vii)         Seller’s Settlement Statement. A statement setting forth the Purchase Price and all prorations, adjustments, debits and credits pursuant to the terms of this Agreement, duly executed by Seller.

(b)         Buyer’s Deliveries. Buyer hereby covenants and agrees to deliver or cause to be delivered to Escrow Agent, in the number of original counterparts requested by Escrow Agent, on or before the Closing Date the following instruments, documents and funds, the delivery of each of which shall be condition to Closing:

(i)         Purchase Price. The entire Purchase Price in accordance with the provisions of Paragraph 4 of this Agreement.

(ii)         Costs; Prorations; Cash Balance. Buyer’s share of costs and expenses as adjusted by the net adjustments, credits, prorations and other amounts due hereunder.

(iii)         Lease. The Lease, duly executed by Buyer, as landlord.

(iv)         General Assignment. The General Assignment duly executed by Buyer.

(v)         Proof of Authority. Such proof of Buyer’s authority and authorization to enter into this Agreement and the documents to be executed and delivered in connection herewith, and the transactions contemplated hereby and thereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind such entity as may be reasonably required by Title Company.

(vi)         Buyer’s Settlement Statement. A statement setting forth the Purchase Price and all prorations, adjustments, debits and credits pursuant to the terms of this Agreement, duly executed by Buyer.

(c)         Other Required Documents. In addition, Buyer and Seller agree to execute such other instruments and documents as may be reasonably required in order to consummate the transactions contemplated in this Agreement and the exhibits attached hereto; provided, however, that such other instruments and documents are consistent with the terms hereof and thereof and are customarily executed and/or delivered in similar transactions. The obligations set forth in this Paragraph 10(c) of this Agreement shall survive Closing and the delivery of the General Warranty Deed at Closing.

11.         Title Insurance. At the Closing, the Escrow Agent shall direct the Title Company to issue the Title Policy to Buyer in the amount of the Purchase Price, as described in Paragraph 9(a)(ii) of this Agreement.

12.         Costs.

(a)         Seller shall pay: (i) the cost of a standard form owner’s Title Policy (without Endorsements); (ii) one-half (1/2) of all escrow fees and costs; (iii) any document recording charges to record the General Warranty Deed; (iv) all sales, excise, transfer or similar taxes; and (v) Seller’s share of prorations (as set forth in Paragraph 13 of this Agreement).

(b)         Buyer shall pay: (i) the cost of any Additional Title Policy Charge; (ii) any document recording charges (i.e. Buyer’s financing documents, etc.); (iii) one-half (1/2) of all escrow fees and costs; and (iv) Buyer’s share of prorations (as set forth in Paragraph 13 of this Agreement). In addition, Buyer shall pay one hundred percent (100%) of all costs of Buyer’s due diligence, including, without limitation, all fees due its consultants, advisors and attorneys and all costs and expenses of any Survey or Phase I or other physical or environmental studies or examinations which Buyer desires to obtain, and all lenders’ fees related to any financing to be obtained by Buyer.

(c)         Except as otherwise expressly provided for herein, Buyer and Seller shall each pay their own respective legal and professional fees and fees of other consultants respectively incurred by each of Buyer and Seller.

(d)         All other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice of the County.

(e)         The terms set forth in this Paragraph 12 shall survive Closing and the delivery of the General Warranty Deed at Closing.

13.         Prorations.

(a)         General. Revenues, receivables and other income, if any, from the Property, and real estate and personal property taxes and the operating expenses described below affecting the Property shall be prorated as of 11:59 P.M. on the day preceding the Closing. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.

(b)         Taxes and Assessments. All non-delinquent real estate and personal property taxes and assessments on the Property shall be prorated based on the tax bill for the fiscal year in which the Closing occurs. If the tax bill for the current fiscal year is not available, then the proration shall be based on the prior fiscal year’s assessment; and the parties shall reprorate such real estate and personal property taxes and assessments upon the issuance of the final tax bill. If after the Closing, any supplemental real estate and personal property taxes and assessments are assessed against the Property by reason of any event occurring prior to the Closing, or if there is any refund or other reduction in the taxes or assessed value of the Property for any period prior to Closing, then Buyer and Seller shall re-prorate the real estate and personal property taxes and assessments following the Closing. Any delinquent real estate and personal property taxes and assessments on the Property shall be paid at the Closing from funds accruing to Seller. All assessments which are certified or become a lien against the Property prior to the Closing, including all installments of those assessments which shall become due after the Closing, shall be paid at the Closing from funds accruing to Seller or, at Buyer’s option, the assessment may remain a lien against the Property and the amount thereof shall be credited to Buyer.

(c)         Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, taxes (other than real estate and personal property taxes) such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business or the management and operation of the Property shall be prorated on an accrual basis as of the Closing Date. Seller shall pay all such expenses that accrue prior to the Closing and Buyer shall pay all such expenses accruing on the Closing and thereafter. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Closing to aid in such prorations.

(d)         Capital Expenditures. All capital and other improvements (including labor and materials) which are performed or contracted for by Seller at or prior to the Closing will be paid by Seller, without contribution or proration from Buyer.

(e)         Service Contracts. Charges under the Service Contracts shall be paid by Seller and Seller shall remain liable for any and all of the obligations under the Service Contracts.

(f)         Method of Proration. All prorations shall be made in accordance with customary practice in the County, except as expressly provided herein. Such prorations, if and to the extent known and agreed upon as of the Closing, shall be paid by Buyer to Seller (if the prorations result in a net credit to Seller) or by Seller to Buyer (if the prorations result in a net credit to Buyer) by increasing or reducing the cash to be paid by Buyer at the Closing. Any such prorations not determined or not agreed upon as of the Closing shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash, as soon as practicable following the Closing, but in no event shall Buyer or Seller have any liability for any claim under this Paragraph 13 made more than twelve (12) months after the Closing. The terms set forth in this Paragraph 13 shall survive Closing and the delivery of the General Warranty Deed at Closing.

14.         Disbursements and Other Actions by Escrow Agent. On the Closing Date, Escrow Agent shall promptly undertake all of the following in the manner indicated in this Paragraph 14:

(a)         Disbursements. Disburse all funds deposited with Escrow Agent by Buyer in payment of the Purchase Price (and in payment of any adjustments, credits and prorations to be charged to account of Buyer as set forth in Paragraph 13 of this Agreement) as follows:

(i)         Deduct all items chargeable to the account of Seller pursuant to Paragraph 12 of this Agreement.

(ii)         Deduct and disburse payment for obligations of Seller pursuant to Paragraph 8(a) of this Agreement.

(iii)         If, as the result of the adjustments, credits and prorations pursuant to Paragraph 13 of this Agreement, amounts are to be charged to account of Seller, deduct the total amount of such charges.

(iv)         Disburse the remaining balance of the Purchase Price (and any adjustments, credits and prorations) to or at the direction of Seller in immediately available funds.

(b)         Recording. Direct the Title Company to record the General Warranty Deed and any other documents required by the Title Company or which the parties hereto may mutually direct to be recorded in the official records of the County and obtain conformed copies thereof for distribution to Buyer and Seller.

(c)         Title Policy. Direct the Title Company to issue the Title Policy to Buyer.

(d)         Delivery of Documents to Buyer. Deliver to Buyer any documents (or copies thereof) deposited with the Escrow Agent by Seller pursuant hereto.

(e)         Delivery of Documents to Seller. Deliver to Seller any documents (or copies thereof) deposited with the Escrow Agent by Buyer pursuant hereto.

15.         Seller’s Representations and Warranties. Except, in all cases, for any fact, information or condition disclosed in the Title Commitment, the Permitted Exceptions, the Service Contracts, or the Property Files, or which is otherwise known by Buyer prior to Closing, Seller hereby warrants and represents to Buyer as of the date of this Agreement and as of the Closing Date as follows:

(a)         Representations Regarding Seller’s Authority.

(i)         Seller is a corporation duly organized and validly existing under the laws of the State of Delaware.

(ii)         Seller has all requisite corporate, company or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The person signing this Agreement on behalf of Seller has the authority to do so.

(iii)         Upon execution by all parties thereto, this Agreement and all other agreements, instruments and documents required to be executed or delivered by Seller pursuant hereto have been or (if and when executed) will be duly executed and delivered by Seller, and are or will be the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject only to the effect of bankruptcy, insolvency or similar laws.

(iv)         The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a material breach of any of the material terms or provisions of, or constitute a material default under, any material agreement or material document to which Seller is a party or by which it is bound.

(v)         Seller is not a “foreign corporation”, “foreign partnership” or “foreign estate” as those terms are defined in the Code.

(vi)         Seller is not a Prohibited Person.

(b)         Warranties and Representations Pertaining to Real Estate and Legal Matters.

(i)         To the best of Seller’s knowledge and belief, there are no pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting the Property or in which Seller is, or will be, a party by reason of Seller’s ownership of the Property.

(ii)         There are no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or threatened against Seller or any general partners of Seller, nor are any of such proceedings contemplated by Seller or any general partner of Seller.

(iii)         There is not any plan, study or effort of the Authorities which in any way would materially affect the use of the Property for its intended uses or any intended public improvements which will result in any charge being levied against, or any lien assessed upon, the Property. There is not any existing, proposed or contemplated plan to widen, modify or realign any street or highway contiguous to the Property.

(iv)         There are no violations of Governmental Regulations relating to the Property. The conveyance of the Property to Buyer will not violate any Governmental Regulations and will include all rights necessary to permit continued compliance by the Property with all Governmental Regulations.

(v)         All licenses, approvals, permits and certificates from the Authorities or private parties necessary for the construction, development, alteration or rehabilitation of the Improvements, and for the use and operation of the Property as it is currently being used and operated, were obtained prior to such construction, development, alteration, rehabilitation, use and operation, and are currently possessed by Seller, and the Property has been constructed, completed and modified in accordance with (A) all such approvals, licenses, permits and certificates, (B) all Governmental Regulations, and (C) all covenants, conditions, restrictions, easements and agreements of any kind or nature affecting the Property. Any conditions to any licenses, approvals, permits and certificates for the construction, development, alteration or rehabilitation of the Improvements have been satisfied.

(vi)         Other than the amounts disclosed by the tax bills delivered to Buyer by Seller, no other real property taxes have been or will be assessed against the Property for the current tax year. There are not any special assessments or charges which have been levied against the Property or which will result from work, activities or improvements done to the Property by Seller. There are not any intended public improvements which will result in any charge being levied against, or in the creation of any lien upon, the Property or any portion thereof. The Improvements has been fully assessed in is completed state, and the only supplemental taxes which will be due and owing after the Closing Date will be those attributable to the sale of the Property to Buyer.

(vii)         Seller is the legal fee simple titleholder of the Property and has good, marketable and insurable title to the Property, free and clear of all liens, encumbrances, claims, covenants, conditions, restrictions, easements, rights of way, options, judgments or other matters, except as disclosed by the Title Commitment. There shall be no change in the ownership, operation or control of Seller from the date hereof until the Closing.

(viii)         The Improvements are connected to and are served by water, solid waste and sewage disposal, drainage, telephone, gas, electricity, cable television and other utility equipment facilities and services required by law and which are adequate for the present use and operation of the Property, and which are installed and connected pursuant to valid permits and are in full compliance with all Governmental Regulations. No fact or condition exists which would result in the termination or impairment in the furnishing of utility services to the Improvements.

(ix)         Except as otherwise disclosed to Buyer, to the best of Seller’s knowledge and belief, there are no physical or mechanical defects or deficiencies in the condition of the Property, including, but not limited to, the roofs, exterior walls or structural components of the Improvements and the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located in the Property. To the best of Seller’s knowledge and belief, the Property is free from infestation by termites or other pests, insects or animals.

(x)         To the best of Sellers’ knowledge and belief, there are no defects or conditions of the soil which will impair the present, use and operation of the Property. The soil condition of the Real Property is such that it will support all of the Improvements located thereon for their foreseeable life, without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. The Improvements, as built, were constructed in a manner compatible with the soil condition at the time of construction and all necessary excavations, fills, footings, caissons and other installations were then and have since been provided.

(xi)         Seller has not received any notices from any insurance company of any defects or inadequacies in the Property.

(xii)         Seller has not entered into any other contracts for the sale of the Property, nor do there exist any rights of first refusal or options to purchase the Property, nor does any person or entity claim any rights in and to the Property or to purchase the Property.

(xiii)         All operations or activities upon, or use or occupancy of the Property, or any portion thereof, by Seller, or by any occupant of the Property, or any portion thereof, is in all material respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether accidental or intentional) of any toxic or hazardous substances, materials or wastes, including, but not limited to, Hazardous Materials, and neither Seller, nor any occupant of the Property, or any portion thereof, has engaged in or permitted any dumping, discharge, disposal, spillage or leakage (whether legal or illegal, accidental or intentional) of such toxic or hazardous substances, materials or wastes, at, on, in or about, the Property, or any portion thereof. There is no proceeding or inquiry by any Authority with respect to any of the matters set forth in this Subparagraph.

(xiv)         All instruments, documents, lists, schedules and items required to be delivered to Buyer hereunder will fairly present the information set forth in a manner that is not misleading and will be true, complete and correct in all respects on the date of delivery and upon the Closing, as they may be updated, modified or supplemented in accordance with this Agreement.

(xv)         Other than the Lease, there are no agreements, whether written or oral, with anyone with respect to the occupancy of the Property.

(xvi)         Neither Seller nor, to Seller’s knowledge, any other third party has used, generated, transported, discharged, released, manufactured, stored, or disposed any Hazardous Materials from, into, at, on, under, or about the Property, except as disclosed in the Property Files. To Seller’s knowledge (i) the Property is not in violation, nor has been or is currently under investigation for violation of any Hazardous Materials law; (ii) there has been no migration of any Hazardous Materials from, into, at, on, under or about the Property in violation of any Hazardous Materials law; and (c) there is not now, nor has there ever been on or in the Property underground storage tanks or surface or below-grade impoundments used to store, treat or handle Hazardous Materials or debris or refuse buried in, on or under the Property.

(xvii) To Seller’s knowledge, there are no patent or latent defects on or about the Property.

(xviii)         Seller has not received any written notice that the Property is in violation of any law, ordinance, code, rule or regulation to which the Property is subject (including any Hazardous Materials law or the American’s With Disabilities Act); and Seller has no knowledge of any facts or circumstances upon which such a notice could, in good faith, be based (including under any Hazardous Materials law or the American’s With Disabilities Act);

(xix)         Neither Seller nor any entity or person that owns or controls Seller is bankrupt or insolvent under any applicable Federal or state standard, has filed for protection or relief under any applicable bankruptcy or creditor protection statute, or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. Seller is not entering into the transactions described in this Agreement intending to defraud any creditor or to prefer the rights of one creditor to any other. Seller and Buyer have negotiated this Agreement at arm’s length and the consideration paid represents fair value for the assets being transferred.

(xx)         Seller has not made any commitment or representation to any Authorities, or to any adjoining or surrounding property owner, that would in any way be binding on Buyer or would in any way interfere with Buyer’s ability to continue to operate the Property as currently operated on the date of this Agreement.

(xxi)         The Property Files delivered by Seller to Buyer are accurate copies and complete copies. Seller has no knowledge of any material errors or inaccuracies in any of the Property Files.

For purposes of Seller’s representations and warranties in this Paragraph 15(b), the phrases “to Seller’s knowledge” or “to the best of Seller’s knowledge” shall mean the knowledge of the officers of Seller who, after due and careful inquiry, have actual knowledge of the facts and events in relation to or on the basis of which the relevant statements are made.

(c)         As used in this Agreement, the phrase “Seller Qualification Matter” means any new item, fact or circumstance which renders a representation or warranty of Seller set forth herein incorrect or untrue in any material respect. If, prior to the Closing, there exists a Seller Qualification Matter, then Seller shall promptly give written notice thereof to Buyer. If, prior to the Closing, Buyer has actual knowledge of or is notified in writing of a Seller Qualification Matter by Seller or otherwise, then (x) Seller’s representations and warranties shall be automatically amended and limited to account for such Seller Qualification Matter, and (y) Buyer shall have the right to terminate this Agreement prior to Closing by providing written notice thereof to Seller (in which case the Deposit shall be returned to Buyer and the other provisions of Paragraph 9(c) of this Agreement shall govern). Notwithstanding anything herein to the contrary, if Buyer does not timely terminate this Agreement per the terms of this Paragraph 15(c), then (A) Seller’s representations and warranties shall be automatically amended and limited to account for such Seller Qualification Matter, (B) Buyer shall be deemed to have waived Buyer’s right to pursue any remedy for breach of the representation or warranty made untrue on account of such Seller Qualification Matter and (C) the parties shall proceed to the Closing.

(d)         Seller’s representations and warranties made in this Paragraph 15 shall be continuing and shall be true and correct as of the Closing with the same force and effect as if remade by Seller in a separate, certificate at that time. The truth and accuracy of Seller’s representations and warranties made herein shall constitute a condition for the benefit of Buyer to the Closing (as elsewhere provided herein) and shall survive, and shall not merge into, the Closing and the recording of the General Warranty Deed for a period of twelve (12) months after the Closing.

(e)         Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its Broker to Buyer or Buyer’s Representatives in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only, is on AS-IS, WHERE IS BASIS and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports.

16.         Buyer’s Representations and Warranties. Buyer hereby warrants and represents to Seller as of the date of this Agreement and as of the Closing Date as follows:

(a)         Purchaser is a limited partnership duly organized and validly existing under the laws of the State of California. Buyer is or upon Closing will be qualified to transact business in the State.

(b)         Buyer has all requisite corporate, company or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The person signing this Agreement on behalf of Buyer has the authority to do so.

(c)         Upon execution by all parties thereto, this Agreement and all other agreements, instruments and documents required to be executed or delivered by Buyer pursuant hereto have been or (if and when executed) will be duly executed and delivered by Buyer, and are or will be the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject only to the effect of bankruptcy, insolvency or similar laws.

(d)         The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a material breach of any of the material terms or provisions of, or constitute a material default under, any material agreement or material document to which Buyer is a party or by which it is bound.

(e)         Buyer is not a Prohibited Person.

(f)         The financial information delivered by or on behalf of Buyer to Seller regarding Buyer is not misleading and is true and correct in all material respects.

(g)         To Buyer’s actual knowledge, there are no actions, suits or proceedings pending or overtly threatened against Buyer which would prevent Buyer from acquiring the Property in accordance with the terms of this Agreement.

(h)         Buyer’s representations and warranties made in this Paragraph 16 shall be continuing and shall be true and correct as of the Closing with the same force and effect as if remade by Buyer in a separate certificate at that time. The truth and accuracy of Buyer’s representations and warranties made herein shall constitute a condition for the benefit of Seller to the Closing (as elsewhere provided herein) and shall survive, and shall not merge into, the Closing and the recording of the General Warranty Deed for a period of twelve (12) months after the Closing.

17.         Closing. The purchase and sale of the Property shall be consummated on a date, mutually agreed upon by Seller and Buyer (the “Closing”), which is on or before the fifteenth (15th) day after the Contingency Expiration Date (the “Outside Closing Date”). The Closing shall take place at the offices of the Escrow Agent, or via an escrow administered by the Escrow Agent pursuant to escrow instructions mutually agreed upon among the parties and consistent with the terms of this Agreement.

18.         Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered (including by means of professional messenger service) or sent by registered or certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service that provides tracing and proof of receipt of items mailed or by electronic transmission followed by delivery of a hard copy. Such notices or other communications shall be deemed received: (1) if personally delivered, when so personally delivered, (2) if sent by mail, two business days after deposited with the United States postal service, (3) if sent by overnight courier service, the business day after deposited with such service or (4) ) if sent by electronic transmission, when transmitted (with proof of transmission or the date such transmissions failed (with proof of failed transmission to the email address indicated in this Paragraph 18).

To Seller:                                             Perma-Pipe Inc.

24900 Pitkin Road, Suite 309

Spring, Texas 77386

Attn:         Bryan Norwood

Email:         bryan.norwood@permapipe.com

With a copy to:                                    Perma-Pipe Inc.

6410 W Howard Street,

Niles, Illinois 60714

Attn:         Manish Dhingra

Email:         Manish.dhingra@permapipe.com

To Buyer:                                             Winkler Properties, LP

32932 Pacific Coast Hwy., #14-487

Dana Point, California 92629

Attn:         Marvin Winkler

Email:         marvwinkler@gmail.com

With a copy to:                                    Palmieri, Tyler, Wiener, Wilhelm & Waldron LLP

1900 Main St., Ste. 700

Irvine, California 92614

Attn:         Ryan Prager

Email:         rprager@ptwww.com

To Escrow Agent:                                    Fidelity National Title Company

4400 MacArthur Boulevard, Suite 200

Newport Beach, California 92660

Attn:

Email:

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 18.

19.         Default. If either party defaults in its obligation to complete the transaction contained in this Agreement, the parties agree to the following remedies:

(a)         Breach by Seller. In the event the Closing and the consummation of the transactions herein contemplated do not occur by reason of any default by Seller, which default is not cured within ten (10) business days after Seller receives written notice thereof from Buyer, Buyer shall be entitled to all of its out‑of‑pocket expenses incurred in connection with the transaction, including the Deposit and all interest earned thereon, and shall have the right to pursue any other remedy available to it at law or equity, including the specific performance of this Agreement. For purposes of clarity, neither (i) the exercise of the right of termination; (ii) delay in the exercise of such right; nor (iii) the return of funds and documents, will affect the right of the Buyer to recover damages or pursue other legal remedies for the Seller's breach of this Agreement. Nor will (a) the delivery of the notice; (b) any failure to object to termination of this Agreement; or (c) the return of funds and documents affect the right of the Buyer to seek and obtain specific performance of this Agreement or to recover damages or pursue other legal remedies for the breach of the Seller.

(b)         Breach by Buyer. IF THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS HEREIN CONTEMPLATED DO NOT OCCUR AS HEREIN PROVIDED BY REASON OF A BREACH OF ANY OF THE TERMS OF THIS AGREEMENT BY BUYER, WHICH BREACH IS NOT CURED WITHIN TEN (10) BUSINESS DAYS AFTER BUYER RECEIVES WRITTEN NOTICE THEREOF FROM SELLER, SUCH BREACH SHALL CONSTITUTE A DEFAULT UNDER THIS AGREEMENT AND SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER AS A RESULT OF SUCH BREACH. THEREFORE BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF SUCH BREACH IS AND SHALL BE, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), THE AMOUNT OF THE DEPOSIT. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF OR DEFAULT UNDER THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF THE LAW OF THE STATE, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO THE LAW OF THE STATE. UPON DEFAULT BY BUYER, THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW AGENT AND EXCEPT FOR THOSE MATTERS WHICH, BY THE EXPRESS TERMS OF THIS AGREEMENT, SURVIVE THE TERMINATION OF THIS AGREEMENT.

PURCHASER’S INITIALS      /s/ MW                     SELLER’S INITIALS /s/ DBN

20.         Damage, Destruction or Condemnation. If between the date of this Agreement and the Closing, there occurs any destruction of or damage or loss to the Property or any portion thereof from any cause whatsoever, including, but not limited to, any flood, accident or other casualty which, according to Seller’s good faith estimate (the “Estimate”), would cost, with respect to the Property, more than the Threshold Amount to repair, or any condemnation proceedings are commenced or overtly threatened which would involve the taking of any portion of the Property valued at more than the Threshold Amount, then Buyer shall have the right, exercisable by delivering written notice to Seller and Escrow Agent within ten (10) days after Buyer’s receipt of Seller’s written Estimate of the amount of such cost or the scope of any taking, to either (a) terminate this Agreement, in which case the Deposit shall be delivered to the Buyer and the provisions of Paragraph 9(c) of this Agreement shall govern, or (b) accept the Property in its then condition and proceed with the Closing, in which case Buyer shall receive a credit against the Purchase Price equal to the amount of the deductible under Seller’s insurance policies (to the extent not satisfied by Seller prior to Closing), and Buyer shall also receive a credit against the Buyer Price equal to the amount of such damage that is not covered by insurance, and Seller shall assign to Buyer its rights to any insurance proceeds or condemnation award received (to the extent not already spent in connection therewith) or to be received as a result of such event. Buyer’s failure to deliver such notice within the time period specified shall be deemed to constitute Buyer’s election to terminate this Agreement. In the event the Estimate of the cost of repair or the amount of the taking, with respect to the Property, is less than or equal to the Threshold Amount, then Buyer shall not have the option to terminate this Agreement, and the parties shall proceed to the Closing, in which case Buyer shall, (x) in the event of a casualty to the Property, receive a credit against the Purchase Price equal to the amount of the deductible under Seller’s insurance policies (to the extent not satisfied by Seller prior to Closing) (or the Estimate amount if such casualty is not covered by Seller’s insurance policy), and Buyer shall also receive a credit against the Buyer Price equal to the amount of such damage that is not covered by insurance, and Seller shall assign to Buyer its rights to any insurance proceeds received (to the extent not already spent in connection therewith) or to be received as a result of such event and (y) in the event of a condemnation relating to the Property, Seller shall assign to Buyer its rights to any condemnation award received (to the extent not already spent in connection therewith) or to be received as a result of such event.

21.         Brokerage. Buyer and Seller warrant that they have had no dealings with any real estate brokers in connection with the transaction set forth herein other than Broker and Core Realty Holdings Mgmt., Inc. Seller shall pay Broker a commission pursuant to a separate agreement, and to Core Realty Holdings Mgmt., Inc. as set forth in Paragraph 3 above. Seller shall not be responsible for any commissions, finder’s fees or similar compensation to any other broker or similar person. Seller and Buyer each warrant to the other that, except for the Broker and Core Realty Holdings Mgmt., Inc., neither has dealt with or engaged any other brokers, realtors, finders or agents in connection with the negotiation of this Agreement. Seller and Buyer shall defend, indemnify and hold each other harmless from any cost or liability for any compensation, commission or charges claimed by any other brokers, realtors, finders or agents claiming by, through or on behalf of the respective indemnitor. This covenant shall survive any termination of this Agreement and shall survive Closing and the delivery of the General Warranty Deed at Closing.

22.         Miscellaneous.

(a)         Partial Invalidity. If any term or provision of this Agreement or the exhibits attached hereto or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the exhibits attached hereto, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement and the exhibits attached hereto shall be valid and shall be enforced to the fullest extent permitted by law.

(b)         No Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

(c)         Successors and Assigns. This Agreement and the exhibits attached hereto shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

(d)         Entire Agreement. This Agreement (including all exhibits attached hereto) is the final expression of, and contains the entire agreement among, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. Neither this Agreement nor any of the other documents to be executed hereunder may be modified, changed, supplemented or terminated, nor may any obligations hereunder or thereunder be waived, except by written instrument signed by the party to be charged (and in the event Seller is to be charged) or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and their permitted successors and assigns.

(e)         Time of Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Agreement and that failure to timely perform any of the terms, conditions, obligations or provisions of this Agreement by either party shall constitute a material breach of and a non-curable (but waivable in accordance with Paragraph 22(d) of this Agreement) default under this Agreement by the party so failing to perform.

(f)         Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement and the exhibits attached hereto, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement and the exhibits attached hereto shall not be construed as if they had been prepared by one of the parties, but rather as if all parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement.

(g)         Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State. Any dispute arising under this Agreement or the documents referred to herein will be adjudicated exclusively in the courts of the State with venue in the County.

(h)         Non-Binding. No party shall have any legal rights or obligations with respect to any other party, and no party should or may take any action or fail to take any action in detrimental reliance, unless and until this Agreement is executed by all of the parties hereto.

(i)         Exhibits. All exhibits referred to in this Agreement are attached hereto and are fully incorporated herein by this reference as though set forth at length herein.

(j)         Assignment. Buyer shall not assign its rights under this Agreement. Notwithstanding the foregoing sentence, prior to Closing Purchaser may assign its rights under this Agreement to a Permitted Assign; provided, however, that such assignee shall assume all of Purchaser’s obligations under this Agreement; provided, further, that Purchaser shall remain jointly and severally liable with its Permitted Assign for all obligations of Buyer under this Agreement and under the documents to be executed and delivered in connection herewith. This Agreement and the documents to be executed and delivered hereunder may be assigned by Seller to any affiliate or any partner of Seller; provided, that such assignee shall assume all of Seller’s obligations under this Agreement; provided, further, that Seller shall remain jointly and severally liable with its assignee for all obligations of Seller under this Agreement and under the documents to be executed and delivered hereunder. In the event of any assignment permitted in accordance with the provisions of this Paragraph 22(j), the closing documents shall, where appropriate, reflect the name of Permitted Assign rather than Purchaser.

(k)         Counterparts. This Agreement may be executed in counterparts, each of which shall constitute a separate document but all of which together shall constitute one and the same agreement. Signature pages may be detached and reattached to physically form one document. This Agreement may be executed by facsimile or electronic (scanned) signature.

(l)         Further Assurances. To the extent consistent with the terms of this Agreement and customarily executed and/or delivered in similar transactions, Buyer and Seller will make, execute, and deliver such documents and undertake such other and further acts as may be reasonably necessary to complete the transaction contemplated herein.

(m)         Third Party Beneficiary. No term or provision of this Agreement or the documents to be executed and delivered hereunder is intended to be, nor will any such term or provision be construed to be, for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker), and no other person, firm, corporation or entity will have any right or cause of action hereunder.

(n)         No Recording. The provisions of this Agreement will not constitute a lien on the Property and neither this Agreement nor any notice or memorandum of this Agreement will be recorded by Buyer.

(o)         Business Days. If, under the terms of this Agreement, the time for the performance of any act, giving of notice, or making any payment falls on a Saturday, Sunday, or legal holiday, such time for performance shall be extended to the next succeeding business day.

(p)         1031 Exchange. Any party may consummate the purchase or sale (as applicable) of the Real Property to be conveyed hereunder as part of a so-called like-kind exchange (an “Exchange”) pursuant to Section 1031 of the Code, as amended; provided, however, that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement; (ii) any assignment of this Agreement necessary to effect its Exchange shall comply with all of the terms of this Agreement; (iii) no party shall be required to take an assignment of any agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other party; (iv) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated the transaction through an Exchange; and (v) the non-exchanging party shall not incur any liabilities. No party shall by this Agreement or acquiescence to an Exchange desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with Section 1031 of the Code. Subject to the provisions of this Paragraph 22(q), each party shall cooperate with the other party in effecting an Exchange.

(q)         Survival. The provisions of this Paragraph 22 shall survive any termination of this Agreement and shall survive Closing and the delivery of the General Warranty Deed at Closing.

<Parties’ Signatures On Next Page>         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SELLER:

Perma-Pipe Inc., a Delaware corporation

By:          /s/ D. Bryan Norwood

Name:         Bryan Norwood

Title:         CFO

PURCHASER:

Winkler Properties, LP, a California limited partnership

By:              /s/ Marvin Winkler

Name:         Marvin Winkler

Title:         Managing Partner

Signature page for REAL ESTATE PURCHASE AND SALE AGREEMENT WITH ESCROW INSTRUCTIONS dated as of January __, 2021 by and between Perma-Pipe Inc., a Delaware corporation and Winkler Properties, LP, a California limited partnership

ACCEPTANCE BY FIDELITY NATIONAL TITLE

Fidelity National Title, referred to in this Agreement as the “Escrow Agent” and “Title Company,” hereby acknowledges receipt of the Deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), together with a fully executed copy of this Agreement. Fidelity National Title certifies that it has received and understands this Agreement and hereby accepts the obligations of the Escrow Agent and the Title Company as set forth herein, including, without limitation, its agreement to hold the Deposit and disburse same, in strict accordance with the terms and provisions of this Agreement.

Date:         ______________________________

Fidelity National Title

By:         ______________________________

Name:

Title:

SCHEDULE OF EXHIBITS

EXHIBIT A                           Legal Description of Property

EXHIBIT B                           Form of General Warranty Deed

EXHIBIT C                           Form of FIRPTA Certificate

EXHIBIT D                           Lease

EXHIBIT E                           Form of General Assignment and Bill of Sale

EXHIBIT F                           List of Property Files

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

APN: 095058G A 00200

EXHIBIT “B”

[FORM OF]

General Warranty Deed

This Instrument Prepared By:

Joseph S. Klein, Esq.

Klein Law Firm

9230 W. Olympic Boulevard, Suite 202

Beverly Hills, California 90212

WARRANTY DEED

From: Perma-Pipe Inc., a Delaware corporation (“Grantor”)	Tax Parcel Number: APN: 095058G A 00200
To: _________________ (“Grantee”)

Address of New Owner: Winkler Properties, LP 32932 Pacific Coast Hwy., #14-487 Dana Point, California 92629	Name and Address of Person or Entity Responsible for Payment of Real Property Taxes: Perma-Pipe Inc. 24900 Pitkin Road, Suite 309 Spring, Texas 77386 Attn: Bryan Norwood

STATE OF                                     )

COUNTY OF                                     )

The actual consideration or value, whichever is greater, for this transfer is TEN MILLION FOUR HUNDRED THOUSAND and No/100 Dollars ($10,400,000.00).

Affiant

SUBSCRIBED AND SWORN TO before me, this the ____ day of ______, 2021.

Notary Public

My Commission Expires:

FOR AND IN CONSIDERATION OF the sum of TEN MILLION FOUR HUNDRED THOUSAND and No/100 Dollars ($10,400,000.00), the receipt and sufficiency of which are hereby acknowledged Perma-Pipe Inc., a Delaware corporation (the “Grantor”), does hereby sell, remise, release and convey, with general warranty covenants unto _________________ (“Grantee”), its successors and assigns, a certain tract or parcel of improved land located in ______ County, State of Tennessee, as more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with all improvements, buildings and structures located thereon (the “Property”).

TO HAVE AND TO HOLD the Property, together with all the appurtenances, hereditaments, estate, title and interest attached to the Property, unto the Grantee, Grantee’s successors and assigns forever.

The Grantor does hereby covenant with the Grantee that the Grantor is lawfully seized in fee of the Property, that the Grantor has a good right to sell and convey the Property and that the Property is unencumbered except for any taxes not yet due by constituting a lien which are assumed by the Grantee. The Grantor also warrants to defend the title and quiet possession of the Property against the lawful claims of all persons.

[Signature appears on the following page]

IN WITNESS WHEREOF the Grantor has executed this instrument this ___ day of ______, 2021.

GRANTOR:

Perma-Pipe Inc., a Delaware corporation

By:         __________________

Name:         __________________

Title:         __________________

STATE OF ___________                  )

COUNTY OF ______________         )

Before me, __________________, a Notary Public in and for the County and State aforesaid, personally appeared ______________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged him/her self to be the ______________ of Perma-Pipe Inc., a Delaware corporation, the within named grantor, and that he/she as such _____________, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such ___________.

WITNESS my hand and seal at office in ____________, ____________, this ___ day of ______, 2021.

_________________________________________

Notary Public

My commission expires:

______________________

(SEAL)

EXHIBIT “A” TO GENERAL WARRANTY DEED

LEGAL DESCRIPTION OF PROPERTY

APN: 095058G A 00200

EXHIBIT “C”

[FORM OF]

TAXPAYER’S CERTIFICATION OF NON-FOREIGN STATUS

To inform Winkler Properties, LP, a California limited partnership (“Transferee”) that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”), will not be required upon the transfer of certain real property to the Transferee by Perma-Pipe Inc., a Delaware corporation, the undersigned (“Taxpayer”) hereby certifies the following on behalf of the Taxpayer:

1.         That Taxpayer is a United States person and is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.         The Taxpayer’s U.S. employer identification number is 36-3925568; and

3.         The Taxpayer’s office address is 6410 W Howard Street, Niles, Illinois 60714.

The Taxpayer understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Taxpayer.

Date:         ______________________________

Perma-Pipe Inc., a Delaware corporation

By:         _____________________

Name:         Bryan Norwood

Title:         CFO

EXHIBIT “D”

[FORM OF]

LEASE

{Attached Hereto}

EXHIBIT “E”

[FORM OF]

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE (“Assignment”) is dated as of ____________________, and is entered into by and between Perma-Pipe Inc., a Delaware corporation (“Assignor”) and Winkler Properties, LP, a California limited partnership (“Assignee”), with respect to the following matters.

W I T N E S S E T H:

Assignor and Assignee entered into that certain Real Estate Purchase And Sale Agreement With Escrow Instructions, dated as of January __, 2021 (“Agreement”), regarding the sale of that certain real property being more fully described on Exhibit “A” attached hereto and made a part hereof, together with all improvements and other property comprising Property (as defined in the Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Agreement.

Pursuant to the Agreement (except as otherwise provided for therein), Assignor is obligated to transfer, sell, convey and assign any and all of Assignor’s right, title and interest in and to the Personal Property, and to the extent assignable, the Intangibles (collectively, the “Assigned Properties”) and to delegate any and all of its obligations and responsibilities in the Assigned Properties from and after the date hereof to Assignee and Assignee is obligated to assume such obligations and responsibilities.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to the Assigned Properties and Assignee hereby accepts such assignment and hereby assumes all of the obligations and agrees to pay, perform and discharge all of the terms, covenants and conditions, in each case arising or accruing under the Assigned Properties from and after the date of this Assignment.

Assignor hereby agrees to save, defend, indemnify and hold harmless Assignee, Assignee’s agents and their successors and assigns from and against any and all obligations, causes of actions, claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignee by reason of any breach by Assignor of any of its obligations with respect to the Assigned Properties prior to the date hereof.

Assignee hereby agrees to save, defend, indemnify and hold harmless Assignor, Assignor’s agents their successors and assigns from and against any and all obligations, causes of actions, claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignor by reason of any breach by Assignee of any of its obligations with respect to the Assigned Properties which arise on or after the date hereof.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys’ fees and costs.

The transfers and assumptions given effect by this Assignment are limited by and made expressly subject to the terms, covenants and conditions set forth in the Agreement.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

<Parties’ Signatures On Next Page>

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR:

Perma-Pipe Inc., a Delaware corporation

By:         _____________________

Name:         Bryan Norwood

Title:         CFO

ASSIGNEE:

Winkler Properties, LP, a California limited partnership

By:         __________________

Name:         Marvin Winkler

Title:         Managing Partner

Attachments:

Exhibit “A” - Legal Description

EXHIBIT “A” TO GENERAL ASSIGNMENT AND BILL OF SALE

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT “F”

LIST OF PROPERTY FILES

Buyer’s performance is conditioned upon the Buyer’s approval of the following: All Seller items are to the extent those items exist and are in Seller’s possession or control

1.	Current preliminary title report.

2.	All existing vendor, service and personnel contracts, including janitorial, laundry, HVAC, landscape, trash removal, parking lot maintenance, management, insurance and any other binding contracts.

3.	Seller’s operating statements reflecting the past 36 months of operation of the property. Seller to provide monthly updates prior to the Closing Date.
4.	Twelve months trailing by month operating statements for the property including detailed income statement and tenant aging report to be updated monthly through month of Closing.

5.	A report of a licensed HVAC contractor concerning the condition of HVAC equipment and its capability to service the premises.

6.	Report of a licensed roofer concerning the water-proofness and condition of the roof.

7.	Copies of utility bills for the past three (3) calendar years.

8.	Copies of the past three (3) fiscal years real estate tax bills.
9.	A schedule of all current or pending litigation with respect to the property and brief description of proceeding.

10.	Any and all existing Phase I or II Toxic Studies on the property and information regarding hazardous materials.
11.	Insurance Loss History.

12.	Certificates of Occupancy for building shells and tenant premises or Seller’s cooperation to obtain.

13.	Evidence that the property complies with all current zoning and building codes from the City Building Department or Seller’s cooperation to obtain.
14.	ALTA Title Policy and independent survey with costs split equally showing title vested in Buyer’s name with no encumbrance or exceptions shown except those previously approved by Buyer’s in writing.